Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-189578 on Form S-8 of our report dated June 25, 2013, appearing in this Annual Report on Form 11-K of the Dominion Salaried Savings Plan for the year ended December 31, 2012.

/s/ Deloitte & Touche LLP

Richmond, Virginia

June 27, 2013